UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(A) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a 6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a 12

MultiCell Technologies, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(4)	Date Filed:

MULTICELL TECHNOLOGIES, INC.

68 CUMBERLAND STREET, SUITE 301

WOONSOCKET, RI 02895

ANNUAL MEETING OF STOCKHOLDERS ADJOURNED TO FEBRUARY 4, 2015

Dear Stockholder:

Our annual meeting of stockholders was called to order as previously scheduled on January 22, 2015 and then adjourned without conducting any business. Our board of directors learned that for unknown reasons many of our stockholders did not receive our proxy materials. Accordingly, the meeting was adjourned to provide additional time for affected stockholders to obtain the proxy materials and to provide them with time to consider the proposals to be voted upon. It was announced at the meeting that the adjourned meeting would be held on Wednesday, February 4, 2015 at 1:30 PM, Pacific Time at the offices of Procopio, Cory, Hargreaves & Savitch LLP, One Del Mar, 12544 High Bluff Drive, Suite 300, San Diego, CA 92130.

No changes have been made to the record date or the proposals to be brought before the meeting, which are presented in the proxy statement dated December 12, 2014 that we filed with the Securities and Exchange Commission on that same date.

Stockholders who already voted do not need to recast their votes. Proxies previously submitted in respect of the meeting will be voted at the adjourned meeting as instructed unless revoked. We will continue to solicit proxies until the meeting reconvenes. We encourage all stockholders who have not yet voted to do so before February 3, 2015 at 11:59 PM, Eastern Time. Stockholders may vote in the manner described in the proxy statement.

We apologize for any inconvenience this problem and resulting delay may cause you and very much appreciate your understanding.

By Order of the Board of Directors

/s/ W. Gerald Newmin

W. Gerald Newmin

Chairman, CEO and Secretary

San Diego, California

January 22, 2015

This information is being provided to stockholders in addition to our definitive proxy statement dated December 12, 2014, filed with the Securities and Exchange Commission (the “SEC”) on that same day. Copies of our definitive proxy statement and any other materials that we file with the SEC can be obtained free of charge at the SEC’s website at www.sec.gov or from our website at www.multicelltech.com. Please read the complete proxy statement and any additional proxy soliciting materials that we may file with the SEC carefully before you make a voting decision as they contain important information. Only stockholders who held our common stock as of the record date of November 24, 2014 are eligible to vote. Multicell Technologies, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from stockholders. Detailed information regarding the identity of the potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in our definitive proxy statement.